EXHIBIT 3.1
                            ARTICLES OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SIERRA IDEA CAPITAL CORP.
                            (A Delaware Corporation)


      Pursuant to the applicable provisions of the Delaware Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the flowing:

      FIRST:    The following Amendment to its Certificate of Incorporation  was duly adopted by the shareholders of the corporation on March 22, 1999, in the manner prescribed by Delaware law.

      SECOND:    Article  FOURTH  of  the  Articles  of  Incorporation  of  this corporation is amended to read in full as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000. The par value of each of such shares is $.0005. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into five (5) shares.

      THIRD:    The foregoing Amendment to the Certificate of Incorporation  had been duly approved by the Board of Directors on March 1, 1999.

      FOURTH: The foregoing Amendment to the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on March 22, 1999. The total number of outstanding shares of the corporation is 1,000,000. The number of shares voting in favor of the Amendment equaled or exceeded to vote required. The number of shares voting for such Amendment was 700,000 and the number of shares voting against such Amendment was 0.

      We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.

      IN WITNESS WHEREOF, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 22nd day of March, 1999.


DATED:   March 22, 1999            SIERRA IDEA CAPITAL CORP.

                              By:   /s/  Philip Dascher
                                    ______________________
                                   Philip Dascher
                                   President

                              By:   /s/  Amy Moll
                                    ______________________
                                   Amy Moll, Secretary




                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION
                                       OF
                            SIERRA IDEA CAPITAL CORP.


      SIERRA IDEA CAPITAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:   That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED: That the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST:   The name of this Corporation shall be:

                        SIERRA INTERNATIONAL GROUP, INC.

     SECOND:   That  the  said  amendment has been  consented  to  and
     authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of this State of Delaware.

     THIRD:    That  the  aforesaid  amendment  was  duly  adopted  in
     accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Phil Dascher, this 23rd day of August 1999.


                                   /s/  Philip Dascher
                                   ______________________________
                                   PHILIP DASCHER, President